EXHIBIT 99.1
One Jake Brown Road
Old Bridge, NJ 08857
Tel: 732-679-4000
Fax: 732-679-4353
www.blondertongue.com

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Appointment of Stephen K. Necessary as Director

OLD BRIDGE, New Jersey—January 31, 2018—Blonder Tongue Laboratories, Inc. (NYSE American:BDR) announced today the appointment of Stephen K. Necessary to its board of directors.

Mr. Necessary served as Executive Vice President, Product Development and Management at Cox Communications, Inc. ("Cox Communications"), where he directed new development and lifecycle management for all products across residential and business portfolios, a position from which Mr. Necessary retired at the end of 2017.  Mr. Necessary currently maintains a continuing relationship with the company on a part time consulting basis. He also served as Cox Communications' Vice President, Video Product Development and Management, where he oversaw the conception, development and deployment of new video products, including its flagship Contour service.  Prior to joining Cox Communications, Mr. Necessary served as president of the Video on Demand Division of Concurrent Computer Corporation, and also spent more than 15 years with Scientific Atlanta, holding several senior management positions, including serving as CEO of the company's PowerTV software subsidiary.

Mr. Necessary holds a Bachelor of Engineering Economic Systems from Georgia Institute of Technology and a Masters of Business Administration from Harvard Business School.

Commenting on Mr. Necessary's appointment, Robert J. Pallé, the Company's Chief Executive Officer and President said: "We are extremely pleased to welcome Steve Necessary to our Board of Directors. Throughout his career, Steve has demonstrated a proven record of success through his leadership and intimate, in-depth knowledge of the cable and communications markets. As such, Steve is in a unique position to provide us both product and market guidance from the multiple-system-operator point of view."

About Blonder Tongue

Blonder Tongue Laboratories, Inc. together with R. L. Drake Holdings, LLC - its wholly owned subsidiary - offer customers more than 130 years of combined engineering and manufacturing excellence with solid histories of delivering reliable, quality products.  As a leader in the field of Cable Television Communications, the Company provides system operators and integrators serving the cable, broadcast, satellite, IPTV, institutional and professional video markets with comprehensive solutions for the provision of content contribution, distribution and video delivery to homes and businesses.  The Company designs, manufactures, sells and supports an equipment portfolio of standard and high definition digital video solutions, as well as core analog video and high speed data solutions for distribution over coax, fiber and IP networks.  Additional information on the Company and its products can be found at www.blondertongue.com, and www.rldrake.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes "forward-looking" statements and accordingly, the cautionary statements contained in Blonder Tongue's Annual Report and Form 10-K for the year ended December 31, 2016 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference.  The words "believe", "expect", "anticipate", "project", "target", "intend", "plan", "seek", "estimate", "endeavor", "should", "could", "may" and similar expressions are intended to identify forward-looking statements.  In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  Blonder Tongue's actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue's "forward-looking" statements.
Contacts
Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000
Robert J. Palle
Chief Executive Officer
bpalle@blondertongue.com
(732) 679-4000